UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 13, 2024 (June 12, 2024)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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001-38257
(Commission file number)

Delaware		46-4841717
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described further below in Item 5.07, at the 2024 Annual Meeting of Stockholders of National Vision Holdings, Inc. (the “Company”) held on June 12, 2024 (the “Annual Meeting”), the stockholders, upon the recommendation of the Company’s Board of Directors, approved the amendment and restatement of the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan” and, as amended and restated, the “Amended Equity Plan”). The Amended Equity Plan increased the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the 2017 Plan by an additional 5.6 million Shares.
A summary of the Amended Equity Plan was also included as part of Proposal 4 in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 25, 2024 (the “Proxy Statement”). The summary of the Amended Equity Plan provided herein and that contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended Equity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:
Proposal 1: Election of Directors
Stockholders elected eight director nominees to hold office for terms expiring at the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstained	Broker Non-Votes
D. Randolph Peeler	71,842,305	1,252,523	70,676	1,556,404
L. Reade Fahs	72,929,559	157,032	78,913	1,556,404
Jose Armario	72,912,431	183,104	69,969	1,556,404
Virginia A. Hepner	72,845,528	249,626	70,350	1,556,404
Susan S. Johnson	72,923,881	171,273	70,350	1,556,404
Naomi Kelman	72,832,899	261,997	70,608	1,556,404
Susan O'Farrell	73,003,070	75,691	86,743	1,556,404
Thomas V. Taylor, Jr.	72,554,932	540,287	70,285	1,556,404
Proposal 2: Advisory Vote on Executive Compensation
Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
65,304,895	7,787,944	72,665	1,556,404

Proposal 3: Advisory Vote on Frequency of Future Say-on-Pay Votes
Stockholders approved, on a non-binding advisory basis, a one year frequency of future Say-on-Pay votes.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
70,511,742	1,442	2,493,445	158,875	1,556,404
After taking the results of the vote into consideration, the Company’s board of directors resolved to include in the Company’s proxy materials an advisory vote on the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder advisory votes on the compensation of named executive officers.
Proposal 4: Approval of Amendment and Restatement of the 2017 Omnibus Incentive Plan
Stockholders approved the amendment and restatement of the 2017 Omnibus Incentive Plan.

For	Against	Abstained	Broker Non-Votes
71,499,057	1,594,076	72,371	1,556,404

Proposal 5: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024.

For	Against	Abstained	Broker Non-Votes
73,986,995	713,086	21,827	0

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	National Vision Holdings, Inc. Amended and Restated 2017 Omnibus Incentive Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 13, 2024	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary